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                                                                     Exhibit 99


[PRINCETON NATIONAL BANCORP, INC. LOGO]

                        PRINCETON NATIONAL BANCORP, INC.
                          RECEIVES INSURANCE SETTLEMENT

PRINCETON, Illinois -- February 18, 2000 -- Princeton National Bancorp, Inc. (NASDAQ: PNBC) today reported its subsidiary, Citizens First National Bank, has received an insurance settlement from Cincinnati Insurance Company in regard to the 1995 trust issues. The U. S. Federal Court and the U. S. Court of Appeals ruled in Princeton National Bancorp, Inc.'s favor and awarded the large settlement.

President Tony Sorcic commented, "We are pleased to have this issue resolved. The $6,234,888 represents the $5 million of insurance coverage under the Policy, prejudgment interest of approximately $730,000, and post-judgment interest and expense reimbursements of $504,888. The settlement will be subject to income tax and options are being researched to minimize the tax expense."

Princeton National Bancorp's subsidiary, Citizens First National Bank, has community banking offices in Princeton, Peru, Genoa, Oglesby, Spring Valley, Sandwich, Henry, Minooka, DePue, Hampshire, and soon to be in Huntley.




Inquiries should be directed to:   Lou Ann Birkey, A.V.P. & Corporate Secretary,
                                   Princeton National Bancorp, Inc.
                                   (815) 875-4444, E-Mail address:
                                   pnbc@citizens1st.com















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